EXHIBIT 32.1


   CERTIFICATE OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)


The undersigned, Christina M. Strauch, Chairman of the Board of Directors, Principal Executive Officer, Treasurer and Principal Financial Officer of Rim Holdings Inc. (the "Company"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 (the "Report"). The undersigned hereby certifies that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 18th day of May, 2004.


                                             /s/ Christina M. Strauch
                                             -----------------------------------
                                             Christina M. Strauch
                                             Chairman of the Board of Directors,
                                             Principal Executive Officer,
                                             Treasurer and Principal Financial
                                             Officer